                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to inclusion in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-60857) of Moll Industries, Inc. of our report dated February 20, 1998, relating to the financial statements of Anchor Holdings, Inc., which report appears in such Prospectus. We also consent to the references to us under the heading "Experts" in the Prospectus.



PricewaterhouseCoopers LLP




Knoxville, Tennessee
November 25, 1998